FOR IMMEDIATE RELEASE

CatchMark Expands Multi-Draw Term Credit Facility to
$365 Million; Positions for Further Growth in 2016

ATLANTA - December 14, 2015 - CatchMark Timber Trust, Inc. (NYSE: CTT) announced today the expansion of its multi-draw term credit facility, increasing the maximum availability of funds by $90 million from $275 million to $365 million. The increase in available funds from CoBank, ACB and AgFirst Farm Credit Bank provides ready capital for CatchMark to pursue acquisitions of high quality timberlands to support long-term growth in shareholder value and cash available for distribution.
CatchMark’s total credit facility increases to approximately $500 million as a result of the refinancing, which includes an unfunded $35 million revolving line of credit and a $100 million term loan. Currently $85 million is outstanding under the multi-draw term facility. During the fourth quarter to date, CatchMark completed two acquisitions in Georgia, North Carolina, South Carolina, Tennessee, and Texas, totaling approximately 25,200 acres for $46.9 million, including transaction costs. The acquisitions added 1.2 million tons to its merchantable timber inventory, comprised of 86% pine plantations by acreage and 46% sawtimber by tons.
Jerry Barag, President and CEO of CatchMark, said: “The increase in the facility positively demonstrates our strong underlying asset values and augments our credit capacity to take advantage of transactions to expand our holdings of well stocked timberlands for growing sustainable harvest volumes and timber sales revenues.”

About CatchMark
Headquartered in Atlanta, CatchMark Timber Trust, Inc. is a self-administered and self-managed publicly traded REIT that began operations in 2007 and owns interests in approximately 404,500 acres* of timberland located in Alabama, Florida, Georgia, Louisiana and Texas. Listed on the NYSE (CTT), CatchMark provides institutions and individuals an opportunity to invest in a public company focused exclusively on timberland ownership with an objective of producing stockholder returns from sustainably recurring harvests. For more information, visit www.catchmark.com. From time to time, CatchMark releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts regarding new postings. Enrollment information is found in the “Investors Relations” section of www.catchmark.com.
* As of September 30, 2015.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward looking information. Such statements include, but are not limited to, that we anticipate that it will be an active period for acquisitions between now and year end, that the productivity of our properties will ensure high production levels over time, that a robust transaction pipeline and available capital bode well for the fourth quarter and that our operating strategy, strong capital position, share repurchase program, acquisitions program and selective land sales should combine to continue to strengthen CatchMark and help ensure prospects for enhancing dividends and shareholder value over the long-term. Readers of this press release should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this press release. Factors that could cause or contribute to such differences include, but are not limited to: (i) we may not generate the harvest volumes from our timberlands that we currently anticipate; (ii) the demand for our timber may not increase at the rate we currently anticipate or at all due to changes in general economic and business conditions in the geographic regions where our timberlands are located; (iii) the cyclical nature of the real estate market generally, including fluctuations in demand and valuations, may adversely impact our ability to generate income and cash flow from sales of higher-and-better use properties; (iv) timber prices may not increase at the rate we currently anticipate or could decline, which would negatively impact our revenues; (v) the supply of timberlands available for acquisition that meet our investment criteria may be less than we currently anticipate; (vi) we may be unsuccessful in winning bids for timberland that are sold through an auction process; (vii) we may not be able to access external sources of capital at attractive rates or at all; (viii) potential increases in interest rates could have a negative impact on our business; (ix) our share repurchase program may not be successful in improving shareholder value over the long-term; and (ix) the factors described in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, under the heading “Risk Factors” and our other filings with Securities and Exchange Commission. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to update our forward-looking statements, except as required by law.
Contacts
Investors:                                                              Media:
Brian Davis                                                             Mary Beth Ryan, Miller Ryan LLC
(855) 858-9794                                                       (203) 268-0158
info@catchmark.com                                            marybeth@millerryanllc.com